UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 29, 2007

                         COACTIVE MARKETING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      0-20394                   06-1340408
(State or other jurisdiction      (Commission               (I.R.S. Employer
 of incorporation)                 File Number)          Identification Number)


                    75 Ninth Avenue, New York, New York 10011
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (212) 660-3800


       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

         Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
                     ---------------------------------------------------------

         Effective July 2, 2007, CoActive Marketing Group, Inc. (the "Company") appointed Susan Murphy to serve as the Company's interim Chief Financial Officer. In addition, the Company appointed Denise Felitti to serve as the Company's Vice President - Controller. In such capacity, Ms. Felitti will act as the Company's Principal Accounting Officer, replacing Jennifer Calabrese, who resigned effective June 29, 2007.

         Ms. Murphy, 46, has acted as a consultant to the Company since March 2007, during which time she has spearheaded the Company's efforts to implement and improve its internal controls over financial reporting. Ms. Murphy has been a financial reporting and internal controls consultant since July 2003, during which time she has been retained by Euro-RSCG, a division of Havas Advertising, and DoubleClick, among others. Previously, from August 1987 to June 2003, Ms. Murphy held numerous senior level positions with Euro-RSCG, and was the Chief Financial Officer for its North American division from November 1999 until June 2003. From 1987 until 1999, she was the Chief Financial Officer and Managing Partner of Cohn & Wells, a direct marketing network, and a division of Euro-RSCG.

         Ms. Murphy will continue to be compensated under the terms of her consulting arrangement under which she is paid $150.00 per hour for her services. Ms. Murphy is expected to continue to provide the Company with approximately 40 hours per week of her services as she did prior to her appointment as interim Chief Financial Officer. In addition, in connection with her appointment, the Company's Board of Directors approved the grant to Ms. Murphy of 20,000 shares of the Company's Common Stock under a Restricted Stock Agreement. The shares will vest in installments of 5,000 shares each on September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.

         Ms. Felitti, 43, has been employed by the Company in its finance and accounting department since August 2005. Previously, from 2003 to June 2005, Ms. Felitti was the Assistant Controller at Deutsch Advertising (a subsidiary of
IPG), and from 2000 until May 2003, she was the Controller at Messner, Vetere, Berger, McNamee Schmetterer (a subsidiary of Euro RSCG). Ms. Felitti was also employed for 10 years, ultimately as the Controller/Finance Manager, of Charlex Inc., a video production company. Ms. Felitti holds an MBA in Management.

         Ms. Felitti is currently compensated by the Company at the rate of $170,000 per annum and is not a party to an employment agreement with the Company.

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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 2007

                                        COACTIVE MARKETING GROUP, INC.


                                        By: /s/ CHARLIE TARZIAN
                                           -------------------------------------
                                           Charlie Tarzian,
                                           Chief Executive Officer


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